UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2007

HUB INTERNATIONAL LIMITED

(Exact name of Registrant as specified in its charter)

Canada

(State or Other Jurisdiction of Incorporation)

1-31310	36-4412416
(Commission File Number)	(I.R.S. Employer Identification Number)

55 East Jackson Boulevard, Chicago, Illinois 60604

(877) 402-6601

(Address of principal executive offices and telephone number, including area code)

n/a

(Former name or former Address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 8.01.	Other Events.

HUB INTERNATIONAL LIMITED RELEASED FROM FEDERAL MULTIDISTRICT LITIGATION REGARDING CONTINGENT COMMISSIONS

In October 2004, Hub International Limited (the “Company”) was named as a defendant in a federal class action lawsuit against numerous insurance brokers and insurance companies. The Company was later named in other substantially similar federal class actions. On February 17, 2005, the Federal Judicial Panel on Multidistrict Litigation transferred these and other lawsuits to the United States District Court for the District of New Jersey. The amended complaints alleged that the defendants used the contingent commission structure of placement service agreements in a conspiracy to deprive policyholders of “independent and unbiased brokerage services, as well as free and open competition in the market for insurance.” On April 5, 2007, the defendants’ motions to dismiss were granted and the plaintiffs’ were given leave to file new amended complaints. On May 22, 2007, the plaintiffs filed their newly amended complaints. Those amended complaints allege no claims against the Company or any of its subsidiaries and have stricken all references to the Company and its subsidiaries as defendants. The plaintiffs’ co-lead counsel and the Company have executed a release that precludes the named plaintiffs in the class action from bringing any future claims against the Company or its affiliates on matters relating to the litigation. The Company did not provide any monetary consideration to the named plaintiffs or their counsel, has no monetary obligations to them and made no admissions of liability of any nature.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2007
HUB INTERNATIONAL LIMITED

	By:	/s/ Marianne D. Paine
	Name:	Marianne D. Paine
	Title:	Chief Legal Officer